Exhibit 1.1

IC POWER LTD.

(A public company limited by shares incorporated under the laws of Singapore)

[●] Ordinary Shares

UNDERWRITING AGREEMENT

Dated: [●], 2017

IC POWER LTD.

(A public company limited by shares incorporated under the laws of Singapore)

[●] Ordinary Shares

UNDERWRITING AGREEMENT

[●], 2017

Merrill Lynch, Pierce, Fenner & Smith Incorporated Credit Suisse Securities (USA) LLC as Representatives of the several Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

IC Power Ltd., a public company limited by shares incorporated under the laws of Singapore (the “Issuer”) confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Credit Suisse are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issuance and sale by the Issuer and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ordinary shares of the Issuer (the “Ordinary Shares”) set forth in Schedule A hereto and (ii) the grant by the Issuer to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional Ordinary Shares. The aforesaid [●] Ordinary Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [●] Ordinary Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Issuer understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Issuer has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-206667), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Issuer will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

It is understood that Credicorp Capital Sociedad Agente de Bolsa S.A., one of the Underwriters, is not a broker-dealer registered with the Commission and therefore may not make sales of any Securities in the United States or to U.S. persons. In connection with any offers and sales of the Securities, the Issuer acknowledges and agrees that the Underwriters may offer and sell the Securities outside the United States through any of their respective affiliates that are qualified to make offers and sales of securities in such jurisdictions outside the United States.

As used in this Agreement:

“Applicable Time” means [[●]:00 P./A.M.], New York City time, on [●], 2017, or such other time as agreed by the Issuer and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Issuer, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Issuer. The Issuer represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Issuer’s knowledge, threatened by the Commission. The Issuer has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered by the Issuer to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the footnote to the table and the fourth and fifth paragraphs under the heading “Underwriting,” the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified. The Issuer has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv) Issuer Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an ineligible issuer.

(v) Independent Accountants of the Issuer and ICP. Somekh Chaikin, a member firm of KPMG International (“KPMG Israel”), has (A) audited, in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), each of (1) the Issuer’s statements of profit or loss, changes in equity and cash flow for the period from May 4, 2015 (inception) through December 31, 2015 and statement of financial position as of December 31, 2015 and (2) I.C. Power Asia Development Ltd. (formerly known as I.C. Power Ltd.) (“ICP”)’s consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years ended December 31, 2015, 2014 and 2013 and consolidated statements of financial position as of December 31, 2015 and 2014, in each case included in the Registration Statement, the General Disclosure Package and the Prospectus, and (B) performed a review, in accordance with the standards of the PCAOB, of the Issuer’s unaudited condensed consolidated interim statements of income, comprehensive income, changes in equity, and cash flows for the nine months ended September 30, 2016 and 2015 and unaudited condensed consolidated interim statements of financial position as of September 30, 2016 and December 31, 2015 (restated), prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), included in the Registration Statement, the General Disclosure Package and the Prospectus. KPMG Israel is an independent registered public accounting firm with respect to the Issuer and its consolidated subsidiaries, including ICP, as required by the 1933 Act, the 1933 Act Regulations, the PCAOB and the rules and regulations thereunder.

(vi) Independent Accountants of Generandes Peru S.A. To the best knowledge of the Issuer, Caipo y Asociados S. Civil de R.L., a member firm of KPMG International (“KPMG Peru”), has (A) audited, in accordance with U.S. generally accepted auditing standards (“U.S. GAAS”), the annual financial statements of Generandes Peru S.A. and its consolidated subsidiaries, prepared in conformity with IFRS as issued by the IASB, as of December 31, 2013, 2012 and 2011 and for the years ended December 31, 2013 and 2012, included in the Registration Statement, the General Disclosure Package and the Prospectus and (B) performed certain agreed-upon-procedures with respect to the annual financial statements of Generandes Peru S.A. and its consolidated subsidiaries as of and for the year ended December 31, 2014, included in the Registration Statement, the General Disclosure Package and the Prospectus. KPMG Peru is an independent certified public accountant with respect to Generandes Peru S.A. and its consolidated subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

(vii) Independent Accountants of DEORSA, DEOCSA, RECSA and Guatemel. To the best knowledge of the Issuer, (A) Deloitte Guatemala, S.A. (“Deloitte Guatemala”) has audited, in accordance with U.S. GAAS, each of (1) the restated statements of financial position as of December 31, 2015, 2014, 2013 and January 1, 2013, and the related restated statements of profit or loss and other comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2015, 2014 and 2013 of each of Distribuidora de Electricidad de Oriente, S.A. (“DEORSA”) and Distribuidora de Electricidad de Occidente, S.A. (“DEOCSA”), (2) the restated statements of financial position as of December 31, 2015, 2014 and 2013, and the related restated statements of profit or loss and other comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2015, 2014 and 2013 of Redes Eléctricas de Centroamérica, S.A. (“RECSA”) and (3) the restated statements of financial position as of December 31, 2015, 2014 and 2013, and the related restated statements of profit or loss and other comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2015, 2014 and 2013 of Comercializadora Guatemalteca Mayorista de Electricidad, S.A. (“Guatemel”), in each case included in the Registration Statement, the General Disclosure Package and the Prospectus, and (B) Deloitte, Inc. (“Deloitte Panama”) has performed a review, in accordance with the standards of the PCAOB, of the unaudited condensed interim statements of financial position as of September 30, 2016, the unaudited condensed interim statements of profit or loss and other comprehensive income for the three- and nine-month periods ended September 30, 2016 and 2015, the 21-day period from January 1, 2016 to January 21, 2016 and the 253-day period from January 22, 2016 to September 30, 2016, and the unaudited condensed interim statements of changes in shareholders’ equity and cash flows for the nine-month period ended September 30, 2016 and 2015, of each of DEORSA, DEOCSA, RECSA and Guatemel, in each case included in the Registration Statement, the General Disclosure Package and the Prospectus. Deloitte Guatemala is an independent auditor with respect to each of DEORSA, DEOCSA, RECSA and Guatemel, in each case under the independence rules of the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations. Deloitte Panama is an independent registered public accounting firm with respect to each of DEORSA, DEOCSA, RECSA and Guatemel, as well as the Issuer and its consolidated subsidiaries, in each case within the meaning of the 1933 Act, the 1933 Act Regulations, the PCAOB and the rules and regulations thereunder.

(viii) Financial Statements; Non-IFRS Financial Measures. (A) The financial statements of each of the Issuer and its consolidated subsidiaries and ICP and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable requirements of the 1933 Act and present fairly the financial position of the Issuer and its consolidated subsidiaries on the one hand and ICP and its consolidated subsidiaries on the other hand at the dates indicated and (1) the Issuer and its consolidated subsidiaries’ statements of profit or loss, changes in equity and cash flows and (2) ICP and its consolidated subsidiaries’ statements of income, comprehensive income, changes in equity, and cash flows, in each case for the periods specified, have been prepared in conformity with IFRS as issued by IASB applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The summary and selected financial information of Issuer and its consolidated subsidiaries on the one hand and ICP and its consolidated subsidiaries on the other hand, including presentation by businesses and segments, included in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Summary Consolidated Financial and Other Information” and “Selected Consolidated Financial and Other Information” present fairly the information shown therein and have been accurately extracted from the audited financial statements included therein;

(B) To the best knowledge of the Issuer, the financial statements of Generandes Peru S.A. included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable requirements of the 1933 Act and present fairly the financial position of Generandes Peru S.A. and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of Generandes Peru S.A. and its consolidated subsidiaries for the periods specified and have been prepared in conformity with IFRS as issued by the IASB applied on a consistent basis throughout the periods involved. To the best knowledge of the Issuer, the supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein;

(C) The financial statements of each of DEORSA, DEOCSA, RECSA and Guatemel included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable requirements of the 1933 Act and present fairly the financial position of each of DEORSA, DEOCSA, RECSA and Guatemel at the dates indicated and each of the statements of profit or loss and other comprehensive income, changes in shareholder’s equity and cash flows for each of DEORSA, DEOCSA, RECSA and Guatemel, in each case for the periods specified, have been prepared in conformity with IFRS as issued by the IASB applied on a consistent basis throughout the periods involved. To the best knowledge of the Issuer, the supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The summary and selected financial information of each of DEORSA, DEOCSA, RECSA and Guatemel included in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Summary Consolidated Financial and Other Information” and “Selected Consolidated Financial and Other Information” present fairly the information shown therein and have been accurately extracted from the audited financial statements included therein;

(D) The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations; and

(E) All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding non-IFRS financial measures (as such term is defined in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable) comply with Regulation G of the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”) and Item 10 of Regulation S-K of the 1933 Act as they relate to “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), to the extent applicable.

(ix) No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements of each of (A) the Issuer and (B) ICP and its consolidated subsidiaries, in each case included in the Registration Statement, the General Disclosure Package or the Prospectus, (1) there has been no material adverse change, nor any development or event involving a prospective material adverse change, (a) in the condition, financial or otherwise, or in the results of operations, earnings, properties, business affairs or business prospects of the Issuer and its subsidiaries taken as a whole or (b) on the ability of the Issuer to perform its obligations under, or consummate the transactions contemplated by this Agreement, in each case whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (2) there have been no transactions entered into by the Issuer or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Issuer and its subsidiaries taken as a whole, (3) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Issuer and its subsidiaries and (4) there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock.

(x) Good Standing of the Issuer. The Issuer has been duly incorporated and is validly existing as a public company under the laws of Singapore and has corporate power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Issuer is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Issuer is not currently designated as a “declared company” (under the provisions of Part IX of the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”)) by the Minister of Finance of Singapore, nor have any steps been taken or legal proceedings started or threatened in any jurisdiction against the Issuer for its winding up or dissolution, or for it to enter into any compromise, arrangement, scheme of arrangement or composition for the benefit of creditors, or for the appointment of a receiver, receiver and manager, judicial manager, trustee, liquidator or similar officer or equivalent person of the Issuer or any of its properties, revenues or assets.

(xi) Good Standing of Subsidiaries. Each of the Issuer’s subsidiaries has been duly organized, is validly existing and in good standing (to the extent that good standing is applicable under the law of the relevant jurisdiction of incorporation) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding share capital of each of the Issuer’s subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Prospectus Summary—Our Portfolio of Generation Assets,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Material Factors Affecting Results of Operations—Capacity Growth,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Overseas Facility,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Material Indebtedness,” “Business—Portfolio Overview” and “Related Party Transactions—Reorganization,” is owned by the Issuer, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any of the Issuer’s subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(xii) Capitalization. The authorized, issued and outstanding share capital of the Issuer are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the heading “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding share capital of the Issuer has been duly authorized by the Issuer for issuance, has been validly issued by the Issuer, and is non-assessable and fully paid and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Related Party Transactions—Reorganization,” is owned by Kenon Holdings Ltd. (“Kenon”) free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding share capital of the Issuer was issued in violation of the preemptive or other similar rights of any securityholder of the Issuer.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and ICP.

(xiv) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Issuer have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Issuer pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and non-assessable and fully paid; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Issuer. The Ordinary Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xv) No Finder’s Fee. Except as otherwise disclosed in the Prospectus under the heading “Underwriting,” there are no contracts, agreements or understandings between the Issuer or any of its subsidiaries, on the one hand, and any person, on the other hand, that would give rise to a valid claim against the Issuer, any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xvi) Registration Rights. There are no contracts, agreements or understandings between the Issuer and any person granting such person the right to require the Issuer to have any securities of the Issuer registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by any such person under the 1933 Act or other applicable laws pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Related Party Transactions—Registration Rights Agreement” and “Shares Eligible for Future Sale—Registration Rights Agreement.”

(xvii) Absence of Violations, Defaults and Conflicts. Neither the Issuer nor any of its subsidiaries (A) is in violation of its memorandum and articles of association, charter, by-laws or similar organizational document, (B) is in default, and no event has occurred that, with the giving of notice or lapse of time, would constitute a default in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Issuer or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, (C) has sent or received any communication regarding termination of, or intent not to renew any Agreements and Instruments, and no such termination or non-renewal has been threatened by the Issuer or any of its subsidiaries or, to the knowledge of the Issuer or any of its subsidiaries, by any other party to any Agreements and Instruments, except for such terminations or failures to renew that would not, singly or in the aggregate, result in a Material Adverse Effect, or (D) is in violation of any law, statute, rule, regulation , judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Issuer or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the heading “Use of Proceeds”) and compliance by the Issuer with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Issuer or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the memorandum and articles of association, charter, by-laws or similar organizational document of the Issuer or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or any of its subsidiaries.

(xviii) Absence of Labor Dispute. No labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is imminent, and the Issuer is not aware of any existing or imminent labor disturbance by its employees or the employees of any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would, singly or in the aggregate, result in a Material Adverse Effect. The Issuer and its subsidiaries are in compliance in all material respects with the labor and employment laws, collective bargaining agreements, other arrangements with any labor union, trade union or other organization acting on behalf of their respective employees, and extension orders applicable to their employees. Neither the Issuer nor any of its subsidiaries is in violation of or has received notice of any violation or investigation with respect to any applicable law relating to discrimination in the hiring, promotion or pay of employees; any applicable wage and hour laws, or laws relating to sick leave, annual leave, advance notice, severance payments, social contributions, notices to employees, deductions from employees or other labor-related matters, including labor relations, leave of absence requirements, privacy, harassment, retaliation, immigration, contribution to managers’ insurance policies or pension plans, wrongful discharge or violation of the personal rights of employees, working with employees of manpower or service providers with respect to cleaning, security or catering; or any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(xix) Absence of Proceedings. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Business—Legal Proceedings,” there is no action, suit, proceeding, inquiry or investigation (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) before or brought by any Governmental Entity now pending or, to the knowledge of the Issuer, threatened, against or affecting the Issuer or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Issuer and/or such subsidiary of their obligations hereunder, or which are otherwise material in the context of the sale of the Securities; and the aggregate of all pending legal or governmental proceedings to which the Issuer or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xx) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxi) Absence of Further Requirements. No registration or filing with, or authorization, approval, consent, license, permit, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Issuer of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or to ensure the legality, validity, enforceability or admissibility into evidence in any Governmental Entity of this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or (B) the filing of certain relevant returns of allotment of the Securities with the Accounting and Corporate Regulatory Authority in Singapore in accordance with the Singapore Companies Act. It is not necessary that this Agreement or any other document be notarized, registered or filed or recorded with any court, governmental or other regulatory authority in Singapore or be subject to any other formality upon execution with any court or governmental or other regulatory authority in Singapore or that any Singapore stamp duty or similar tax be paid on or in respect of this Agreement or any other document to be furnished hereunder required for the enforcement thereof.

(xxii) Possession of Licenses, Permits and Concessions. The Issuer and its subsidiaries possess such licenses, permits, concessions, franchises, certificates, approvals, consents and other authorizations (collectively, “Licenses”) necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the prospectus under the headings “Business—Portfolio Overview—Distribution Business—Service Standards” and “Business—Legal Proceedings—Claims Relating to Energuate’s Technical Service Quality,” the Issuer and its subsidiaries are in compliance with the terms and conditions of all Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Issuer nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. The Issuer and its subsidiaries will obtain all Licenses which must be obtained in the future in connection with the conduct of the business of the Issuer or any of its subsidiaries in due course, on or prior to the date when required and free from any material condition or requirement which the Issuer or any of its subsidiaries cannot reasonably satisfy.

(xxiii) Title to Property. The Issuer and its subsidiaries have good and marketable title to all material real property owned by them and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Material Indebtedness” and “Business—Property, Plant and Equipment” or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuer or any of its subsidiaries; and all of the leases and subleases material to the business of the Issuer and its subsidiaries, taken as a whole, and under which the Issuer or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Issuer nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuer or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuer or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv) Possession of Intellectual Property. The Issuer and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, or presently employed by them, and neither the Issuer nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxv) Environmental Laws. (A) (i) Neither the Issuer nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any applicable or binding judicial or administrative interpretation thereof, including any applicable or binding judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, mold, and any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) neither the Issuer nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Materials, (iii) neither the Issuer nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Materials in the environment, (iv) neither the Issuer nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Materials, including at any off-site treatment, storage or disposal site, (v) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Issuer or any of its subsidiaries, and (vi) the Issuer and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not, singly or in the aggregate, result in a Material Adverse Effect, (B) to the knowledge of the Issuer there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect, (C) to the knowledge of the Issuer there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Issuer or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws that would, singly or in the aggregate, result in a Material Adverse Effect, and (E) in the ordinary course of their business, the Issuer and its subsidiaries periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of the Issuer and its subsidiaries, and, on the basis of such evaluation, the Issuer and/or its subsidiaries have reasonably concluded that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect.

(xxvi) Disclosure Controls. The Issuer maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that complies (or will comply when required) with the requirements of the 1934 Act and that has been designed to ensure that information required to be disclosed by the Issuer in reports that it will file or submit under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure.

(xxvii) Accounting Controls. The Issuer maintains effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. These internal controls are, or upon consummation of the offering of the Securities will be, overseen by the audit committee of the board of directors of the Issuer (the “Issuer’s Audit Committee”) in accordance with the rules of the New York Stock Exchange (“Exchange Rules”). The Issuer has not publicly disclosed or reported to the Issuer’s Audit Committee or its board of directors, and within the next 135 days the Issuer does not reasonably expect to publicly disclose or report to the Issuer’s Audit Committee or its board of directors a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees of the Issuer and its subsidiaries who have a significant role in internal controls (each, an “Internal Control Event”), any violation of, or failure to comply with, any applicable securities laws, or any matter which, if determined adversely, would have a Material Adverse Effect. Since the end of the Issuer’s most recent audited fiscal year, there have been (1) no material weakness in the Issuer’s internal control over financial reporting (whether or not remediated), and (2) no change in the Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting.

(xxviii) Compliance with the Sarbanes-Oxley Act and Exchange Rules. There is and has been no failure on the part of the Issuer or, to the knowledge of the Issuer, any of the Issuer’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith or implementing the provisions thereof (the “Sarbanes-Oxley Act”), including applicable provisions of Section 402 related to loans. Further, the Issuer has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act and all applicable Exchange Rules that are then in effect and with which the Issuer is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Issuer at all times after the effectiveness of the Registration Statement.

(xxix) Payment of Taxes. The Issuer and its subsidiaries have filed all U.S. and non-U.S. federal, state, local tax returns that are required to be filed by them pursuant to applicable law except insofar as the failure to file such returns would not result in a Material Adverse Effect; and the Issuer and its subsidiaries have paid all taxes (including any assessments, fines or penalties) due pursuant to such returns or pursuant to any assessment received by the Issuer and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Issuer or would not result, singly or in the aggregate, in a Material Adverse Effect. The charges, accruals and reserves on the books of the Issuer in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxx) Related Party Transactions. There are no material relationships or transactions between the Issuer or any of its subsidiaries on the one hand, and any of the Issuer’s affiliates or any of the Issuer’s, or its subsidiaries’ respective directors or officers, on the other hand, that are not disclosed in Registration Statement, the General Disclosure Package and the Prospectus.

(xxxi) Insurance. The Issuer and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect; the Issuer and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuer or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Issuer or any of its subsidiaries has been refused any insurance coverage sought or applied for. The Issuer has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect; and the Issuer will obtain directors’ and officer’s insurance in such amounts as is customary for an initial public offering.

(xxxii) Investment Company Act. The Issuer is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “1940 Act”), as amended; and the Issuer is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus the Issuer will not be required, to register as an “investment company” under the 1940 Act.

(xxxiii) PFIC Status. The Issuer is not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Issuer’s current projected income, assets and activities, the Issuer does not expect to be classified as a PFIC for any subsequent taxable year.

(xxxiv) Ratings. No “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) (i) has imposed (or has informed the Issuer or any of its subsidiaries that it is considering imposing) any condition (financial or otherwise) on the Issuer or any of its subsidiaries retaining any rating assigned to it or any of its securities or (ii) has indicated to the Issuer or any of its subsidiaries that there shall be a decrease in or withdrawal of the rating of any securities of the Issuer or any of its subsidiaries by such nationally recognized statistical rating organization or given notice of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(xxxv) Payments in Foreign Currency. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Taxation—Singapore Tax Considerations,” under current laws and regulations of Singapore and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities may be paid by the Issuer to the holder thereof in United States dollars or Singapore dollars that may be converted into foreign currency and freely transferred out of Singapore and all such payments made to holders thereof or therein who are non-residents of Singapore will not be subject to income, withholding or other taxes under laws and regulations of Singapore or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Singapore or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Singapore or any political subdivision or taxing authority thereof or therein.

(xxxvi) Choice of Law. The Issuer can sue and be sued in its own name under the laws of Singapore; the choice of law provision set forth in Section 16 hereof is legal, valid and binding under Singapore and will be upheld by the courts in Singapore as a valid choice of law in proceedings brought before them in relation to this Agreement provided that: (A) such law is proven to the satisfaction of the courts of Singapore; (B) such law will be disregarded if its application will be illegal or contrary to public policy or any applicable mandatory laws in Singapore; and (C) matters of procedure, including questions of set-off and counter-claim, interest chargeable on judgment debts, priorities, measure of damages, limitation of actions and submissions to the jurisdictions of foreign courts are, as a general rule, governed by the laws of Singapore to the exclusion of the relevant expressed governing law; the Issuer has full power and authority to submit and, pursuant to Section 17 hereof, has validly and irrevocably submitted to the exclusive jurisdiction of (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”) in any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive); the Issuer has full power and authority to waive and, pursuant to Section 17 hereof, has validly and irrevocably waived any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waived and agreed not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum; and the Issuer has full power and authority to appoint and has validly and irrevocably appointed the authorized agent named in Section 17 hereof for the purposes described therein, and service of process effected in the manner set forth in Section 17 hereof will be effective to confer valid jurisdiction over the Issuer.

(xxxvii) No Immunity. Neither the Issuer nor its subsidiaries or any of their respective properties, assets or revenues has any right of immunity under Singapore, New York or any other law applicable to the Issuer or any of its subsidiaries or any of their respective properties, assets or revenues, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Singapore, New York, U.S. federal or any other court having jurisdiction over the Issuer or any of its subsidiaries or any of their respective properties, assets or operation, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement except, with respect to property of the Issuer’s Peruvian subsidiaries to the extent that certain of those assets may be subject to the exemption set forth under article 616 of the Peruvian Civil Procedure Code (Legislative Decree 768, which sole unified text was approved through Ministerial Resolution 010-93-JUS), pursuant to which private property dedicated to the rendering of indispensable public services may not be subject of preliminary attachments that may affect the normal rendering of such services; and, to the extent that the Issuer or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated hereby, may at any time be commenced, each of the Issuer and its subsidiaries waives or will waive such right to the extent permitted by law.

(xxxviii) Absence of Manipulation. Neither the Issuer nor any affiliate of the Issuer has taken, nor will the Issuer or any affiliate take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act. In addition, the Issuer has not offered or sold the Securities, made the Securities the subject of an invitation for subscription or purchase, nor circulated or distributed (whether directly or indirectly) the Registration Statement, the General Disclosure Package, the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of the Securities to persons in Singapore, in each case in connection with the transactions contemplated hereby which would require the Issuer to register a prospectus with the Monetary Authority of Singapore under the laws of Singapore (including the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)).

(xxxix) Anti-Corruption Laws. Neither the Issuer nor any of its subsidiaries or any of their respective officers, directors, managers or employees or, to the knowledge of the Issuer, its affiliates or any agent or other person acting on behalf of the Issuer or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any anti-bribery or anti-corruption law, rule or regulation of any locality (including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the rules and regulations thereunder, and similar applicable laws, rules and regulations in other jurisdictions) (collectively, the “Anti-Corruption Laws”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Issuer and its subsidiaries and, to the knowledge of the Issuer, its affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xl) Money Laundering Laws. The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.

(xli) OFAC. Neither the Issuer nor any of its subsidiaries or any of their respective officers, directors, managers or employees or, to the knowledge of the Issuer, its affiliates or any agent or other person acting on behalf of the Issuer or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Issuer will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlii) No Restrictions on Subsidiaries. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Overseas Facility” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Material Indebtedness,” and except as would not otherwise materially restrict any subsidiary of the Issuer from paying dividends to the Issuer or any of its other subsidiaries, and subject to applicable legal requirements, no subsidiary of the Issuer is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject or under the current laws and regulations of the jurisdiction of its organization, from paying any dividends to the Issuer or any of its other subsidiaries, as the case may be, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuer or any of its other subsidiaries, as the case may be, any loans or advances to such subsidiary from the Issuer or any of its other subsidiaries, as the case may be, or from transferring any of such subsidiary’s properties or assets to the Issuer or any of its subsidiaries, as the case may be.

(xliii) Lending Relationship. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Overseas Facility,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Material Indebtedness” and “Underwriting—Other Relationships,” neither the Issuer nor any of its subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xliv) Foreign Private Issuer. The Issuer qualifies as a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(xlv) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Issuer believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Issuer has obtained the written consent to the use of such data from such sources.

(xlvi) No Integration. Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Issuer has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xlvii) Data Security. The Issuer and each of its subsidiaries have complied, and are presently in compliance, in all material respects, with its privacy policies and all third-party obligations and applicable laws regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Issuer and its subsidiaries of personally identifiable information, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(xlviii) Share Options. With respect to any share options (the “Share Options”) granted pursuant to the share-based compensation plans of the Issuer and its subsidiaries (the “Issuer Share Compensation Plans”), each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Issuer (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto.

(b) Officer’s Certificates. Any certificate signed by any officer of the Issuer delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Issuer to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer, at the price per share set forth in Schedule A hereto, that number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Ordinary Shares, as set forth in Schedule B-1 hereto, at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Issuer setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than three or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time; provided, however, that in the event the option hereby granted is exercised prior to the Closing Time, the Date of Delivery may be earlier than three full business days after the exercise of said option. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of White & Case LLP, or at such other place as shall be agreed upon by the Representatives and the Issuer, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Issuer (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Issuer, on each Date of Delivery as specified in the notice from the Representatives to the Issuer.

Payment shall be made to the Issuer by wire transfer of immediately available funds to one or more bank accounts designated by the Issuer against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. One or both Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Issuer. The Issuer covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Issuer, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Issuer becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Issuer will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Issuer will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Issuer will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Issuer, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Issuer will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Issuer shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Issuer will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(c) Delivery of Registration Statements. The Issuer has furnished or will deliver upon request to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Issuer has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Issuer hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Issuer will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Issuer will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Issuer shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Issuer will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Issuer will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds” and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” the Issuer does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(h) Taxes. The Issuer and its subsidiaries will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities and on the execution and delivery of this Agreement. All payments to be made by the Issuer or its subsidiaries hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer and/or its subsidiaries shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(i) Listing. The Issuer will use its reasonable best efforts to effect and maintain the listing of the Ordinary Shares (including the Securities) on the New York Stock Exchange.

(j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus (the “Lock-Up Period”), the Issuer will not, without the prior written consent of the Representatives, (i) directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (collectively, the “Lock-Up Securities”) or file any registration statement under the 1933 Act with respect to any of the foregoing or publicly disclose the intention to take any such action or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to: (A) the Securities to be sold hereunder; (B) any Ordinary Shares issued by the Issuer upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (C) any Ordinary Shares issued or options to purchase Ordinary Shares granted pursuant to employee benefit plans of the Issuer in effect on the date hereof in the Registration Statement, the General Disclosure Package and the Prospectus; or (D) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan in effect on the date hereof referred to in the Registration Statement, the General Disclosure Package and the Prospectus; provided that, with respect to any Ordinary Shares issued or options to purchase Ordinary Shares granted pursuant to the foregoing clauses (B), (C) and (D), (1) the Representatives receive a signed lock-up agreement in the form of Exhibit A hereto for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, and (2) no public filing or report by any party (including, the donor, donee, transferor or transferee) under the 1934 Act or any other U.S., state or foreign securities laws or regulations or other public announcement in any jurisdiction shall be required or shall be made voluntarily in connection with such transfer or distribution except for any registration statement on Form S-8 under the 1933 Act.

Notwithstanding the foregoing, it is understood that the Issuer may, in connection with a distribution by Kenon of the Lock-Up Securities held by Kenon to Kenon’s shareholders subsequent to the expiration of the Lock-Up Period, take any and all steps during the Lock-Up Period to facilitate Kenon’s distribution of such Lock-Up Securities, including, but not limited to, filing a registration statement with the Commission to register the Lock-Up Securities held by Kenon for sale under the 1933 Act or the 1934 Act.

(k) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement in the form of Exhibit A hereto for an officer or director of the Issuer and provide the Issuer with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Issuer agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(l) Reporting Requirements. The Issuer, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission under the 1934 Act. Additionally, the Issuer shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the 1933 Act.

(m) Issuer Free Writing Prospectuses. The Issuer agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Issuer represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. Each Underwriter represents that it has not made, and agrees that, without the prior consent of the Issuer, it will not make any offer relating to the Securities that would constitute a “free writing prospectus” required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433.

(n) Absence of Manipulation. The Issuer will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Issuer to facilitate the sale or resale of the Securities.

SECTION 4. Payment of Expenses.

(a) Expenses. The Issuer will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Issuer’s counsel, accountants (including any accountants who audited financial statements included in the Registration Statement) and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; provided, however, that all such fees and disbursements shall not exceed $10,000; (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Issuer or any of its subsidiaries relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, reasonable and documented fees and expenses of any consultants engaged with the consent of the Issuer in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Issuer and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (such counsel fees not to exceed $50,000), (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) hereof and (xi) all reasonable out-of-pocket costs and expenses of the Underwriters incurred in connection with the offering of the Securities contemplated by this Agreement, including the fees and disbursements of all counsel for the Underwriters.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), Section 10 or Section 11 hereof, the Issuer shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses that were actually incurred, including the reasonable fees and disbursements of counsel for the Underwriters. If this Agreement is terminated in accordance with the provisions of Section 10 hereof, the Issuer shall reimburse the non-defaulting Underwriters for all of their reasonable and documented out-of-pocket expenses that were actually incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

(c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Issuer may, in its sole discretion, make for the sharing of such costs and expenses; provided that the Issuer shall remain solely responsible for the payment of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder to purchase and pay for the Initial Securities on the Closing Time are subject to the accuracy of the representations and warranties of the Issuer contained herein (as though made on such Closing Time) or in certificates of any officer of the Issuer delivered pursuant to the provisions hereof, to the performance by the Issuer of its covenants and other obligations hereunder, and to the following additional conditions precedent:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Issuer’s knowledge, threatened by the Commission; and the Issuer has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of U.S. Counsel for the Issuer. At the Closing Time, the Representatives shall have received an opinion and 10b-5 letter, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, U.S. counsel for the Issuer, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies for each of the other Underwriters to the effect set forth in Exhibit C hereto.

(c) Opinion of Singapore Counsel for the Issuer. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of WongPartnership LLP, Singapore counsel for the Issuer, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies for each of the other Underwriters to the effect set forth in Exhibit D hereto.

(d) Opinion of Israeli Counsel for the Issuer. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Meitar Liquornik Geva Leshem Tal, Israeli counsel for the Issuer, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies for each of the other Underwriters to the effect set forth in Exhibit E.

(e) Opinion of Peruvian Counsel for the Issuer. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Miranda & Amado Abogados, Peruvian counsel for the Issuer, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies for each of the other Underwriters to the effect set forth in Exhibit F hereto.

(f) Opinion of Guatemalan Counsel for the Issuer. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Mayora & Mayora, S.C. Abogados, Guatemalan counsel for the Issuer, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies for each of the other Underwriters to the effect set forth in Exhibit G hereto.

(g) [Opinion of General Counsel of the Issuer. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Daniel Urbina, General Counsel of the Issuer, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies for each of the other Underwriters to the effect set forth in Exhibit H hereto.]

(h) Opinion of U.S. Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion and 10b-5 letter, dated the Closing Time, of White & Case LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies for each of the other Underwriters, with respect to such matters as the Underwriters may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Issuer and its subsidiaries and certificates of public officials.

(i) Opinion of Singapore Counsel for the Underwriters. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Morgan Lewis Stamford LLC, Singapore counsel for the Underwriters, together with signed or reproduced copies for each of the other Underwriters, with respect to such matters as the Underwriters may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j) Opinion of Israeli Counsel for the Underwriters. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Goldfarb Seligman & Co., Israeli counsel for the Underwriters, together with signed or reproduced copies for each of the other Underwriters, with respect to such matters as the Underwriters may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k) Opinion of Peruvian Counsel for the Underwriters. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of J&A Garrigues Perú S. Civil de R.L., Peruvian counsel for the Underwriters, together with signed or reproduced copies for each of the other Underwriters, with respect to such matters as the Underwriters may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(l) Opinion of Guatemalan Counsel for the Underwriters. At the Closing Time, the Representatives shall have received an opinion and 10b-5 letter, dated the Closing Time, of Aguilar Castillo Love, S.A., Guatemalan counsel for the Underwriters, together with signed or reproduced copies for each of the other Underwriters, with respect to such matters as the Underwriters may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(m) Officers’ Certificate of the Issuer. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Issuer, in their respective capacities as such officers only, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Issuer in this Agreement are true and correct, with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Issuer.

(n) Secretary’s Certificate of the Issuer. The Representatives shall have received a certificate, dated the Closing Time, from an authorized signatory of the Issuer, which shall include the following certifications and to which the following documents shall be attached, all in form and substance reasonably satisfactory to the Representatives: (i) the certificate of incorporation and the memorandum of association of the Issuer certified by an appropriate officer of the Issuer as true, complete and correct and in full force and effect, (ii) the resolutions of the board of directors of the Issuer authorizing the execution, delivery and performance by the Issuer of this Agreement, the Securities and any other document or certificate delivered in connection with the issuance of the Securities, certified by an appropriate officer of the Issuer as true, complete and correct and in full force and effect and as being the only resolutions adopted by the Issuer relating to the offering and sale of the Securities and (iii) an incumbency certificate listing the officers, together with their specimen signatures, authorized to execute this Agreement or any other document or certificate delivered in connection with the issuance of the Securities on behalf of the Issuer.

(o) Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from each of KPMG Israel, KPMG Peru, Deloitte Guatemala and Deloitte Panama, one or more letters, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the applicable financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) [Management Comfort. At the time of the execution of this Agreement, the Issuer shall have furnished to the Representatives a certificate dated the date hereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus and not covered by the comfort letters referred to above, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.]

(q) Bring-down Comfort Letters. At the Closing Time, the Representatives shall have received from each of KPMG Israel, KPMG Peru, Deloitte Guatemala, Deloitte Panama [and the Issuer], one or more letters, dated as of the Closing Time, to the effect that they reaffirm the statements made in the respective letter or letters furnished by each of KPMG Israel, KPMG Peru, Deloitte Guatemala, Deloitte Panama [and the Issuer], pursuant to Sections [5(o)] and [5(p)] hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(r) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(s) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(t) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(u) Release of Share Pledge. On or prior to the date hereof, the Representatives shall have received evidence, in form and substance satisfactory to the Representatives, of the release of the pledge in favor of Israel Corporation Ltd. over certain ordinary shares of ICP held by the Issuer.

(v) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Issuer contained herein and the statements in any certificates furnished by the Issuer hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer and the Chief Financial Officer of the Issuer confirming that the certificates delivered at the Closing Time pursuant to Sections [5(m) and 5(n)] hereof remain true and correct as of such Date of Delivery.

(ii) Opinion of Counsels for the Issuer. If requested by the Representatives, an opinion and 10b-5 letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Issuer, together with an opinion of WongPartnership LLP, Singapore counsel for the Issuer, and opinions and 10b-5 letters of Meitar Liquornik Geva Leshem Tal, Israeli counsel for the Issuer, Miranda & Amado Abogados, Peruvian counsel for the Issuer, and Mayora & Mayora, S.C. Abogados, Guatemalan counsel for the Issuer, each in form and substance satisfactory to counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as an opinion and 10b-5 letter required by Sections [5(b), (c), (d), (e) and (f)] hereof.

(iii) [Opinion of General Counsel of the Issuer. If requested by the Representatives, an opinion of Daniel Urbina, General Counsel for the Issuer, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as an opinion required by Section [5(g)] hereof.]

(iv) Opinion of Counsels for the Underwriters. If requested by the Representatives, an opinion and 10b-5 letter of White & Case LLP, U.S. counsel for the Underwriters, together with an opinion of Morgan Lewis Stamford LLC, Singapore counsel for the Underwriters, and opinions of Goldfarb Seligman & Co., Israeli counsel for the Underwriters, J&A Garrigues Perú S. Civil de R.L., Peruvian counsel for the Underwriters, and Aguilar Castillo Love, S.A., Guatemalan counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as an opinion and 10b-5 letters required by Sections [5(h), (i), (j), (k) and (l)] hereof.

(v) Bring-down Comfort Letters. If requested by the Representatives, one or more letters from each of KPMG Israel, KPMG Peru, Deloitte Guatemala, Deloitte Panama [and the Issuer], in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the respective letter furnished by each of KPMG Israel, KPMG Peru, Deloitte Guatemala, Deloitte Panama [and the Issuer] to the Representatives pursuant to Section [5(q)] hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(w) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(x) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Issuer at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 15, 16 and 17 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Issuer agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents, officers, employees, partners, members, directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Issuer in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Issuer (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Issuer;

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any Issuer Free Writing Prospectus, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Issuer, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Issuer, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Issuer. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Issuer, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Issuer, each officer of the Issuer who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Issuer submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Issuer and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Issuer, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, results of operations, earnings, properties, business affairs or business prospects of the Issuer and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Issuer on any exchange or in the over-the-counter market has been suspended or materially limited, or (iv) if trading generally on the NYSE MKT, the New York Stock Exchange or the Bolsa de Valores de Lima has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Peru or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by any U.S. federal, New York or Peruvian authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16, and 17 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Issuer to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Issuer to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Issuer shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by the Issuer. If the Issuer shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15, 16, and 17 hereof shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Issuer from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730) and c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD; and notices to the Issuer shall be directed to it at Av.Santo Toribio 115, Piso 7, San Isidro, Lima, Peru, attention of Daniel Urbina, General Counsel.

SECTION 13. No Advisory or Fiduciary Relationship. The Issuer acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer or any of its subsidiaries or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer or any of its subsidiaries with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Issuer with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and its subsidiaries, and the Underwriters have no obligation to disclose such interests and transactions to the Issuer or any of its subsidiaries by virtue of any fiduciary, advisory or agency relationship, (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities, and the Issuer has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate, and (f) each of the Issuer and its subsidiaries waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Issuer or any of its subsidiaries in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer or its subsidiaries, including their respective shareholders, employees or creditors.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Issuer and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Issuer and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. TRIAL BY JURY. THE ISSUER (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. The Related Proceedings shall be instituted in the Specified Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to a Related Judgment, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints C T Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18. Judgment Currency. The obligation of the Issuer pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars or any other applicable currency with the Judgment Currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Issuer, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Issuer in accordance with its terms.

Very truly yours,

IC POWER LTD.

By
Name:
Title:

(Signature Page to Underwriting Agreement)

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

(Signature Page to Underwriting Agreement)

SCHEDULE A

The initial public offering price per share for the Securities shall be $[●].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[●], being an amount equal to the initial public offering price set forth above less $[●] per share, subject to adjustment in accordance with Section 2(b) hereof for dividends or distributions declared by the Issuer and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	[●	]
Credit Suisse Securities (USA) LLC	[●	]
Goldman, Sachs & Co.	[●	]
UBS Securities LLC	[●	]
HSBC Securities (USA) Inc.	[●	]
Scotia Capital (USA) Inc.	[●	]
Credicorp Capital Sociedad Agente de Bolsa S.A.	[●	]

Total	[●	]

Sch A-1

SCHEDULE B-1

Pricing Terms

1. The Issuer is selling [●] Ordinary Shares.

2. The Issuer has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Ordinary Shares.

3. The initial public offering price per share for the Securities shall be $[●].

SCHEDULE B-2

Free Writing Prospectuses

[●]

Sch B-1

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Kenon Holdings Ltd.

Laurence N. Charney

Yoav Doppelt

Cyril Pierre-Jean Ducau

Dr. Bill Foo

Tzahi Goshen

Aviad Kaufman

Arunava Sen

Javier García-Burgos

Alberto Triulzi

Roberto Cornejo

Cristián Fierro

Juan Carlos Camogliano

Frank Sugrañes

Daniel Urbina

Sch C-1

Exhibit A

[Form of lock-up agreement for directors, officers and certain shareholders pursuant to Section [5(t)]]

[Date]

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
as Representatives of the several Underwriters to be named in the within-mentioned Underwriting Agreement

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Re:	Proposed Public Offering by IC Power Ltd.

Dear Sirs:

The undersigned, [a shareholder] [and] [an officer and/or director] of IC Power Ltd., a public company limited by shares incorporated under the laws of Singapore (the “Issuer”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Credit Suisse Securities (USA) LLC (“Credit Suisse” and, together with Merrill Lynch, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Issuer and I.C. Power Ltd. providing for the public offering (the “Public Offering”) of ordinary shares (the “Securities”) of the Issuer (the “Ordinary Shares”). In recognition of the benefit that the Public Offering will confer upon the undersigned as [a shareholder] [and] [an officer and/or director] of the Issuer, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.

If the undersigned is an officer or director of the Issuer, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representatives will notify the Issuer of the impending release or waiver, and (2) the Issuer has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may, without the prior written consent of the Representatives, transfer the Lock-Up Securities:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

in each case, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value and (3) no public filing or report by any party (including, the donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other U.S., state or foreign securities laws or regulations or other public announcement in any jurisdiction shall be required or shall be made voluntarily regarding such transfer. [Notwithstanding the foregoing, it is understood that the undersigned may, in connection with a distribution by the undersigned of the Lock-Up Securities held by the undersigned to its shareholders subsequent to the expiration of the Lock-Up Period, take any and all steps during the Lock-Up Period to facilitate the distribution of such Lock-Up Securities, including, but not limited to, authorizing, requesting the filing of, or filing, a registration statement with the U.S. Securities and Exchange Commission to register the Lock-Up Securities held by the undersigned for sale under the Securities Act or the Exchange Act of 1934, publicly disclosing the undersigned’s intention to take any such action, and preparing, executing, distributing and/or filing all other documents required in connection with, relation to, or for the purposes of, effecting the distribution.]

Furthermore, the undersigned may sell Ordinary Shares purchased by the undersigned on the open market following the Public Offering if and only if no public filing or report by any party (including the transferor or transferee) under the Exchange Act or any other U.S., state or foreign securities laws or regulations or other public announcement in any jurisdiction shall be required or shall be made voluntarily regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Issuer’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

For the avoidance of doubt, nothing in this agreement shall restrict the undersigned from directly or indirectly offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, lending or otherwise transferring or disposing of any ordinary shares of Kenon Holdings Ltd. (“Kenon Shares”) or any securities convertible into or exercisable or exchangeable for Kenon Shares, or entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Kenon Share.

This agreement shall lapse and become null and void if (i) prior to entering the Underwriting Agreement, the Issuer notifies the Representatives in writing that the Issuer does not intend to proceed with the Public Offering and files an application to withdraw the registration statement related to the offering, (ii) the Issuer and the Representatives have not entered into the Underwriting Agreement on or before [●], 2017, or (iii) for any reason the Underwriting Agreement is terminated prior to the Closing Time (as defined therein).

Very truly yours,

Signature:

Print Name:

Exhibit B

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION [3(k)]

IC POWER LTD.

[Date]

IC Power Ltd., a public company limited by shares incorporated under the laws of Singapore (the “Company”) announced today that BofA Merrill Lynch and Credit Suisse, the lead book-running managers in the Company’s recent public sale of [●] ordinary shares, are [waiving] [releasing] a lock-up restriction with respect to                  shares of the Company’s ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                 ,    20, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1

Exhibit C

FORM OF OPINION AND 10B-5 LETTER OF U.S. COUNSEL FOR THE ISSUER

TO BE DELIVERED PURSUANT TO SECTION [5(b)]

[SKADDEN OPINION AND 10B-5 SEPARATELY CIRCULATED]

C-1

Exhibit D

FORM OF OPINION OF SINGAPORE COUNSEL FOR THE ISSUER

TO BE DELIVERED PURSUANT TO SECTION [5(c)]

[WONG PARTNERSHIP OPINION SEPARATELY CIRCULATED]

D-1

Exhibit E

FORM OF OPINION OF ISRAELI COUNSEL FOR THE ISSUER

TO BE DELIVERED PURSUANT TO SECTION [5(d)]

[MEITAR OPINION SEPARATELY CIRCULATED]

E-1

Exhibit F

FORM OF OPINION OF PERUVIAN COUNSEL FOR THE ISSUER

TO BE DELIVERED PURSUANT TO SECTION [5(e)]

[MIRANDA OPINION SEPARATELY CIRCULATED]

F-1

Exhibit G

FORM OF OPINION OF GUATEMALAN COUNSEL FOR THE ISSUER

TO BE DELIVERED PURSUANT TO SECTION [5(f)]

[MAYORA MAYORA OPINION SEPARATELY CIRCULATED]

G-1

[Exhibit H]

FORM OF OPINION OF GENERAL COUNSEL FOR THE ISSUER TO BE DELIVERED

PURSUANT TO SECTION 5[(g)]

H-1